Exhibit 99.1

Investor Relations Contact:	Dave Armstrong
Phone:	(812) 962-5059

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Second Quarter Results for 2006

Revenue increased by 5.5%
Net income up 7.6%
Net debt reduced by $58.2 million

EVANSVILLE, Ind. – August 10, 2006 – Accuride Corporation (NYSE: ACW), a leading manufacturer and supplier of commercial vehicle components, today announced its financial results for the second quarter ended June 30, 2006.

The Company reported results of $361.7 million in net sales for the second quarter of 2006 compared to $342.8 million for the second quarter of 2005, an increase of 5.5%.  This expansion was primarily the result of robust demand in the commercial vehicle industry and the pass-through of rising raw material costs. These factors were partially offset by the unexpected breakdown of two aluminum forging presses for six weeks during the quarter, and unrecovered rising raw material costs.

For the six months ended June 30, 2006, net sales were $721.7 million compared to $615.4 million for the same six-month period in 2005, an increase of 17.3%.  For the first six months ended June 30, 2006, pro forma net sales were $721.7 million compared to $669.8 million for the same six-month period in 2005, an increase of 7.7%.  The Company acquired Transportation Technologies Industries, Inc. (“TTI”) in late January 2005, and pro forma results give effect to the Company’s acquisition as if it occurred on January 1, 2005.

-more-

Net income increased 7.6% to $18.3 million, or $0.53 per diluted share, for the second quarter of 2006 compared to $17.0 million, or $0.54 per diluted share, for the second quarter of 2005.  Net income for the second quarter of 2006 benefited from realized cost synergies related to the integration of the TTI companies, cost savings associated with the refinancing of senior debt and senior-subordinated notes in 2005 and reduced interest expense due to aggressive debt reduction. Those benefits were partially offset by pre-tax costs of $0.6 million related to SFAS No. 123(R), $1.4 million in losses from the sale of the facility in Columbia, Tennessee and $2.3 million in an impairment of tooling assets at the Piedmont, Alabama facility.  Net income for second quarter of 2005 included $0.5 million in pre-tax refinancing costs and loss on extinguishment of debt as well as a $1.0 million benefit from other non-operating/non-recurring items.

Net income was $38.4 million, or $1.11 per diluted share, for the first six months of 2006. For the first six months of 2005, net income was $17.2 million, or $0.66 per diluted share, or $18.4 million on a pro forma basis, or $0.67 per diluted share.  Net income for the first six months of 2006 included pre-tax costs of $0.7 million related to SFAS No. 123(R), $1.4 million in losses from the sale of the facility in Columbia, Tennessee and $2.3 million in an impairment of tooling assets at the Piedmont, Alabama facility.  Pro forma net income for the first six months of 2005 included $20.0 million in pre-tax refinancing costs and loss on extinguishment of debt as well as $0.8 million in other non-operating/non-recurring expenses.

Adjusted EBITDA was $56.3 million for the second quarter of 2006, compared to an Adjusted EBITDA of $56.4 million for the prior year.  For the first six months of 2006, Adjusted EBITDA was $110.8 million compared to $103.4 million of pro forma Adjusted EBITDA for the same six-month period in 2005, an increase of 7.2%.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

Liquidity and Cash Flow

At June 30, 2006, the Company had $53.6 million of cash and $667.7 million of total debt for net debt of $614.1 million, a reduction of $58.2 million in the second quarter.  For the second quarter of 2006, cash from operating activities was $64.1 million and capital expenditures totaled $8.7 million, resulting in free cash flow of $55.4 million.  This compared to free cash flow of $37.5 million in the second quarter of 2005.

Review and Outlook

“Demand remained robust through the second quarter, and we continued to focus on maximizing cash flow. Accordingly, results were in line with our expectations outside of the unforeseen operational issues at our Erie, Pennsylvania facility and the lag impact of raw material price increases,” said Terry Keating, Accuride’s CEO.  “We were able to return our aluminum wheel production back to normal levels in July, but the outages as well as the lag impact affected both sales and earnings during the quarter.”

“For the remainder of the year we expect overall industry demand to remain strong but our earnings will be impacted by raw material costs and lost sales in aluminum wheels,” said Keating.  “Therefore, we are revising our full year guidance to $210 to $220 million of Adjusted EBITDA from approximately $225 million. Despite the tempered outlook on earnings, we expect free cash flow to remain strong and exceed our expectations of $70 to $75 million.”

The Company will conduct a conference call to review its second quarter results and preview the remainder of 2006 on Friday, August 11, 2006, at 8:00 a.m. Central Time.  The phone number to access the conference call is (800) 573-4842 in the United States, or (617) 224-4327 internationally, access code 19743393.  A replay will be available beginning August 11, 2006, at 5:00 p.m. Central Time, through August 18, 2006, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 91171873.  The financial results for the three-month and six-month period ended June 30, 2006, will be also archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco and Brillion.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding the future and statements related to the effect of the TTI acquisition on Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, the ability to successfully integrate the above described acquisition, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  With respect to the disruption in production at the Company’s Erie, Pennsylvania, facility, the following risks and uncertainties should also be taken into consideration:  the timely resumption of production at the facility, the adequacy and timing of insurance recoveries, the ability of the Company to procure forgings, the timely repair of equipment and the ability to maintain market share and future customer orders.  Accuride assumes no obligation to update the information included in this release.

The unaudited pro forma consolidated statement of operations has been adjusted to give effect to acquisition of TTI and related financings as if these events occurred on January 1, 2005.  The unaudited pro forma financial data is for informational purposes only and do not purport to present what our results of operations and financial condition would have been had the acquisition and related financing actually occurred on these earlier dates, nor do they project our results of operations for any future period or our financial condition in the future.  In addition, the pro forma adjustments, as described herein, may differ from preliminary estimates when the respective transactions occur or the purchase accounting analysis is complete.

ACCURIDE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Historical Results
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005(1)	2006	2005(2)
NET SALES	$361,733	$342,815	$721,658	$615,431
COST OF GOODS SOLD	308,613	282,845	612,524	512,578
GROSS PROFIT	53,120	59,970	109,134	102,853
OPERATING EXPENSES:
Selling, General & Administrative	13,087	14,101	26,776	26,077
INCOME FROM OPERATIONS	40,033	45,869	82,358	76,776
OTHER INCOME (EXPENSE):
Interest Income	343	186	392	267
Interest (Expense)	(12,622)	(16,418)	(24,301)	(28,966)
Refinancing Costs and Loss on Extinguishment of Debt	—	(549)	—	(19,987)
Equity in Earnings of Affiliates	176	207	391	386
Other Income (Expense), Net	394	(745)	996	(878)
INCOME BEFORE INCOME TAXES	28,324	28,550	59,836	27,598
INCOME TAX PROVISION	9,981	11,531	21,458	10,391
NET INCOME	$18,343	$17,019	$38,378	$17,207

Weighted average common shares outstanding - Basic	34,146	30,601	34,064	25,284

Basic income per share	$0.54	$0.56	$1.13	$0.68

Weighted average common shares outstanding - Diluted	34,564	31,377	34,524	26,026

Diluted income per share	$0.53	$0.54	$1.11	$0.66

Note:

(1)          Certain amounts in the second quarter of 2005 consolidated financial statements have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $4.8 million for the three months ended June, 2005 that have been reclassified from selling, general, and administrative expenses to cost of goods sold.  These reclassifications do not have any impact on net income and are immaterial to the consolidated statements of income.

(2)          Certain amounts in the first and second quarter of 2005 consolidated financial statements have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $8.1 million for the six months ended June 30, 2005 that have been reclassified from selling, general, and administrative expenses to cost of goods sold.  These reclassifications do not have any impact on net income and are immaterial to the consolidated statements of income.

	Pro Forma Results(1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005(2)	2006	2005(3)
NET SALES	$361,733	$342,815	$721,658	$669,761
COST OF GOODS SOLD	308,613	282,845	612,524	561,388
GROSS PROFIT	53,120	59,970	109,134	108,373
OPERATING EXPENSES:
Selling, General & Administrative	13,087	14,101	26,776	28,887
INCOME FROM OPERATIONS	40,033	45,869	82,358	79,486
OTHER INCOME (EXPENSE):
Interest Income	343	186	392	267
Interest (Expense)	(12,622)	(16,418)	(24,301)	(29,979)
Refinancing Costs and Loss on Extinguishment of Debt	—	(549)	—	(19,987)
Equity in Earnings of Affiliates	176	207	391	386
Other Income (Expense), Net	394	(745)	996	(883)
INCOME BEFORE INCOME TAXES	28,324	28,550	59,836	29,290
INCOME TAX PROVISION	9,981	11,531	21,458	10,921

NET INCOME	$18,343	$17,019	$38,378	$18,369

Weighted average common shares outstanding - Basic	34,146	30,601	34,064	26,612

Basic income per share	$0.54	$0.56	$1.13	$0.69

Weighted average common shares outstanding - Diluted	34,564	31,377	34,524	27,354

Diluted income per share	$0.53	$0.54	$1.11	$0.67

Note:

(1)          Pro forma results have been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.

(2)          Certain amounts in the second quarter of 2005 pro forma consolidated financial statements have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $4.8 million for the three months ended June 30, 2005 that have been reclassified from selling, general, and administrative expenses to cost of goods sold.  These reclassifications do not have any impact on net income and are immaterial to the consolidated statements of income.

(3)          Certain amounts in the first and second quarter of 2005 pro forma consolidated financial statements have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $9.8 million for the six months ended June 30, 2005 that have been reclassified from selling, general, and administrative expenses to cost of goods sold.  These reclassifications do not have any impact on pro forma net income and are immaterial to the pro forma consolidated statements of income.

ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	Historical Results
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
NET INCOME	$18,343	$17,019	$38,378	$17,207
Net Interest Expense	12,279	16,781	23,909	48,686
Income Tax Expense	9,981	11,531	21,458	10,391
Depreciation and Amortization	14,492	11,279	26,302	21,196
EBITDA	55,095	56,610	110,047	97,480
Restructuring, severance and other charges(2)	1,436	(995)	1,436	758
Items related to our credit agreement(3)	(272)	745	(697)	878
ADJUSTED EBITDA	$56,259	$56,360	$110,786	$99,116

	Pro Forma Results(1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
PRO FORMA NET INCOME	$18,343	$17,019	$38,378	$18,369
Net Interest Expense	12,279	16,781	23,909	49,699
Income Tax Expense	9,981	11,531	21,458	10,921
Depreciation and Amortization	14,492	11,279	26,302	22,800
PRO FORMA EBITDA	55,095	56,610	110,047	101,789
Restructuring, severance and other charges(2)	1,436	(995)	1,436	758
Items related to our credit agreement(3)	(272)	745	(697)	883
PRO FORMA ADJUSTED EBITDA	$56,259	$56,360	$110,786	$103,430

Note:

(1)          Pro forma results have been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.

(2)          For the three months ended June 30, 2006, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $1.4 million in losses from the sale of the facility in Columbia, TN. Item (i) affected gross profit. For the three months ended June 30, 2005, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) ($1.0) million for the insurance proceeds related to the business interruption sustained at the facility in Cuyahoga Falls, Ohio. Item (i) affected gross profit.  For the six  months ended June 30, 2006, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $1.4 million in losses from the sale of the facility in Columbia, TN. Item (i) affected gross profit. For the six months ended June 30, 2005, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) ($1.0) million for the insurance proceeds related to the business interruption sustained at the facility in Cuyahoga Falls, Ohio, and (ii) $1.8 million for costs related to the sale of inventory that has been adjusted to fair value.  Item (i) and (ii) affected gross profit.

(3)          Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended June 30, 2006, items related to our credit agreement consist of foreign currency gains and other income or expenses of $0.3 million.  For the three months ended June 30, 2005, items related to our credit agreement consist of foreign currency losses and other income or expenses of $0.7 million.  For the six months ended June 30, 2006, items related to our credit agreement consist of foreign currency gains and other income or expenses of $0.7 million.  For the six months ended June 30, 2005, items related to our credit agreement consist of foreign currency losses and other income or expenses of $0.9 million.

Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents net income before net interest expense, income tax (expense) benefit, depreciation and amortization plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as a measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.

ACCURIDE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	June 30,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$53,628	$48,415
Customer and other receivables, net	183,243	141,921
Inventories, net	113,038	118,896
Supplies	20,242	17,426
Other current assets	29,313	25,599
TOTAL CURRENT ASSETS	399,464	352,257
PROPERTY, PLANT AND EQUIPMENT, NET	306,184	317,972
Goodwill and other assets	547,176	550,125
TOTAL	$1,252,824	$1,220,354

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$122,201	$114,990
Current portion of long-term debt	—	—
Other current liabilities	90,678	82,596
TOTAL CURRENT LIABILITIES	212,879	197,586
LONG-TERM DEBT, less current portion	667,725	697,725
OTHER LIABILITIES	156,111	149,300
TOTAL STOCKHOLDERS’ EQUITY	216,109	175,743
TOTAL	$1,252,824	$1,220,354

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